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                                                                     EXHIBIT 8.1


                                  April 10, 1998


(213) 229-7000                                                     C 72764-00023

Pacific Gulf Properties Inc.
4220 Von Karman Avenue, Second Floor
Newport Beach, California 92660-2002

        Re:    Pacific Gulf Properties Inc.

Gentlemen:

        We have acted as special tax counsel to Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), in connection with that certain Registration Statement filed on Form S-3 with the Securities and Exchange Commission (File No. 333-45597), as amended as of the date hereof (the "Registration Statement"), covering the issuance of common stock, preferred stock, warrants and debt securities of the Company with an aggregate offering amount of up to $300,000,000, pursuant to the Prospectus forming a part thereof, as amended as of the date hereof (the "Prospectus"). You have requested our opinion concerning certain of the federal income tax considerations described in the Prospectus.

        In connection with rendering this opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, corporate records and other instruments, we have assumed the authenticity of original documents, the conformity to the originals of any copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents. With your permission we also have relied upon and assumed the accuracy of representations made by the Company as to factual matters relating to the Company's organization, operations, income, assets, distributions and stock ownership, including those set forth in an Officer's Certificate of even date herewith delivered to us for the purpose of rendering this opinion, and the accuracy of the


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Pacific Gulf Properties Inc.
April 10, 1998
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representations and statements in the Registration Statement regarding the
Company and its operations.

        We are opining herein only as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability or effect of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        In light of the foregoing, it is our opinion that:

        (1) Commencing with the Company's taxable year ending December 31, 1994, the Company was organized in conformity with the requirements under the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a real estate investment trust and, based on the facts, assumptions and representations of the Company referred to above, its method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements under the Code, for qualification and taxation as a real estate investment trust.

        (2) Based on the facts, assumptions and representations of the Company referred to above, the information in the Base Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all as of the date hereof. We caution that such authorities are subject to change and that any such change may be applied retroactively. Also, any variation or difference in the facts from the representations and other facts assumed or relied upon as described above may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's having met and continuing to meet -- through annual operating results, distribution levels and diversity of stock ownership -- the various qualification tests imposed under the Code, the results of which will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of the Company's operations, distribution levels or diversity of stock ownership for any one taxable year have satisfied or will satisfy such requirements.


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Pacific Gulf Properties Inc.
April 10, 1998
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      We hereby consent to the reference to this firm under the headings "Legal
Matters" and "Federal Income Tax Considerations" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,



                                            GIBSON, DUNN & CRUTCHER LLP